UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2010

SENETEK PLC
(Exact name of Registrant as Specified in its Charter)

England	000-14691	77-0039728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

831 LaTour Court, Suite A
Napa, California 94458
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (707) 226-3900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On November 9, 2010, Senetek Plc (the “Company”) and DMRJ Group, LLC, a Delaware limited liability company ("DMRJ"), affiliated with Platinum Partners Value Arbitrage Fund L.P., agreed to amend the terms of the currently outstanding $3.0 million convertible note issued pursuant to a Securities Purchase Agreement, dated March 4, 2010 (the “Purchase Agreement”) to (i) reduce the conversion price set forth in the Note to $0.70 (subject to further adjustment as currently set forth in the Note) and (ii) so long as the Note is unpaid and outstanding, if the Company enters into any subsequent financings on terms more favorable to an investor than the terms governing the Note, as determined by DMRJ, then DMRJ may exchange the Note for the securities issued or to be issued in connection with such subsequent financing.  The Note bears no interest and is convertible at any time from inception to the fifth anniversary of the Note, at which time conversion is mandatory. Except in the event of default, the Note is not repayable in cash.  The Company is making these amendments in exchange for DMRJ's agreement to consent to the issuance of additional secured debt and such issuance and the grant of such security is otherwise currently prohibited by the terms of the Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SENETEK PLC

Date: November 15, 2010	By:	/s/ John P. Ryan
John P. Ryan
Chief Executive Officer